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                                  EXHIBIT 10.3


                             MOUNTAIN NATIONAL BANK
                        MANAGEMENT STOCK OPTION AGREEMENT

                  THIS AGREEMENT, dated to be effective as of the ____ day of ______, 199_, is between Mountain National Bank (the "Bank"), a national banking association with its principal place of business in Sevierville, Tennessee, and Dwight B. Grizzell (the "Optionee").

                  The Bank desires to further the business objectives of the Bank by affording the Optionee an opportunity to acquire shares of its common stock (the "Common Stock") by making this grant of stock options under the Mountain National Bank Stock Option Plan (the "Plan"), which grant is intended to provide additional financial incentive to the Optionee and to intensify his interest in the success of the Bank, as well as reward Optionee's contribution to the Bank's performance.

                  NOW, THEREFORE, the parties, in consideration of the mutual covenants herein set forth, agree as follows:

                  1. THE OPTION. Upon the terms and subject to the conditions of this Agreement, the Bank hereby grants to the Optionee the right and option (the "Option") to purchase five percent (5%) of its Common Stock (the "Shares"). The Option is intended to be an Incentive Stock Option as set forth in Section 422 of the Internal Revenue Code.

                  2. PURCHASE PRICE. The purchase price of the Shares shall be $10.00 per share, which price represents the original issue price of the Bank's Common Stock, and shall be paid in cash or any other form acceptable to the Board.

                  3. VESTING OF OPTIONS. The Option granted pursuant to this Agreement shall vest as follows:

         (a) The Option will vest at a rate of one-sixth of the total number of shares granted under this Agreement per vesting year, for a period of six (6) years.
         (b The first vesting year (the "Beginning Year") will begin on the first day of the first quarter of the first four consecutive quarters in which the Bank has met each of its Performance Goals and will end on the last day of the fourth such quarter.

         (c) Subsequent vesting years shall be measured as the four quarters that begin on the anniversary of the first day of the
                  Beginning Year.

         (d) For purposes of this paragraph 3, "Performance Goal" means each of the following: (A) ASSET QUALITY GOALS

                  MEASURE                                     GOAL
                  LOANS 90 DAYS OR MORE PAST DUE/             0.67
                           GROSS LOANS
                  NON-PERFORMING ASSETS/TOTAL ASSETS 0.74
                  NET CHARGE-OFF/AVERAGE LOANS                0.37

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                  (B)  PROFITABILITY  GOALS:  The Return on Assets (ROA) measure will be met only if the Bank achieves at least a one percent (1%) ROA and only if the Bank achieves a Return on Equity
                  (ROE) of nine percent (9%).

                  The goals are defined as follows:

                  (i) LOANS 90 DAYS OR MORE PAST DUE / GROSS LOANS: This ratio is the same measure that is required to be provided to the Office of the Comptroller of the Currency in the Bank's quarterly report of condition and is calculated in the same manner.
                  (ii) NON-PERFORMING ASSETS / TOTAL ASSETS: Non-Performing Assets includes total loans, leases, and other assets, to be derived as [(Past due loans 90 days or more + Non-accrual loans) - U.S. Government-guaranteed portion of loans and leases] + Other Real Estate Owned / Total Assets;
                  (iii) NET CHARGE-OFFS / AVERAGE LOANS: Losses charged to allowance for loan and lease losses minus recoveries credited to allowance for loan and lease losses divided by average loans and leases, net of unearned income.
                  (iv) The ROA and ROE figures published by Sheshunoff Information Services, Inc., based on data for a calendar year, shall be the sole and exclusive determinant of ROA and ROE. In the event Sheshunoff shall no longer publish such ROA and ROE figures for the Bank, ROA and ROE shall be calculated in the manner used by Sheshunoff when such figures were calculated.
                  (v) All references to banking or financial terms in this section shall have their usual meaning within the ordinary and standard banking practices except when a specific definition is given.

                  4. Notwithstanding anything contained in this Agreement, all, or any portion of, the Option, whether vested or unvested, shall be forfeited in the event that the primary federal regulator orders such forfeiture.

                  5. DURATION OF THE OPTION. The Option shall expire ten (10) years from the date of this Agreement.

                  6. EXERCISE OF OPTION.

                  (a) Except as provided in subparagraphs (b) and (c) below, the Optionee may exercise any vested portion of the Option any time prior to the expiration of the Option as long as he is an active employee of the Bank.

                  (b) In the event that the active employment of the Optionee terminates (other than by reason of death), any vested portion of the Option may be exercised at any time within three (3) months after such termination, unless otherwise determined by the Board of Directors.

                  (c) Subject to the provisions of Paragraph 4, in the event of the Optionee's death while he is an active employee of the Bank or within three
(3) months after the termination of his employment, any vested portion of the Option may be exercised at any time within twelve (12) months after the date of his death by the executors or administrators of the estate of the Optionee or by any person who shall have acquired the Option from the Optionee by bequest or inheritance.
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                  7.  MANNER OF  EXERCISE.  Subject to the terms and  conditions hereof, the Option may be exercised by giving written notice to the Bank, attention of the Secretary, which notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and by tendering a check for payment in full of the Option Price of said Shares. In addition, the Bank shall have the right to require a cash payment upon the exercise of the Option in connection with any obligation of the Bank to withhold taxes.

                  8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

                           (a) If at any  time or from  time to time  after  the
date of this Agreement, the Bank shall increase or decrease the outstanding Shares of Common Stock by way of stock dividend, stock split, or combination of Shares, the per share Option price shall be adjusted, or further adjusted, as of the close of business on the record date for such transaction, to a price (rounded down to the nearest cent) determined by dividing (i) an amount equal to the number of Shares of Common Stock outstanding immediately prior to such transaction multiplied by the per share Option price in effect immediately prior to such transaction by (ii) the total number of Shares of Common Stock outstanding immediately after such transaction. Upon any adjustment in the per share Option price, the Optionee shall thereafter be entitled to purchase at the per share Option price resulting from such adjustment, the number of Shares obtained by multiplying the per share Option price in effect immediately prior to such adjustment by the number of Option Shares that could have been purchased pursuant to such Option immediately prior to such adjustment and dividing the product thereof by the per share Option price resulting from such adjustment. Notice of any such adjustment shall be mailed promptly to the Optionee.

                           (b) If the Bank shall be consolidated  with or merged
with or into another corporation  (whether or not the Bank shall be the surviving entity), or shall sell all or substantially all of its assets as part of a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, or shall reclassify or reorganize its capital structure (except a stock dividend, split, or combination covered by Section 7(a) hereof), the number of Shares subject to Option shall be increased or decreased to reflect the number of Shares to which the Optionee would have been entitled to receive in connection with such transaction if the Option Shares had been issued and held by Optioneeon the record date for such transaction. Notice of such consolidation, merger, sale, reclassification, or reorganization and of said provisions proposed to be made  shall be mailed
to the  Optionee  not less  than (30) days  prior to such record   date.   As
a  condition  to  any   reorganization,   reclassification, consolidation,
merger or sale, in which the Bank is not the survivor, the Bank or any successor, surviving or purchasing corporation, as the case may be, shall agree that it is bound by this Option, that it will satisfy all of the obligations of the Bank hereunder and that the Optionee shall have the right, upon exercise of this Option, on the terms and conditions hereof, to receive the
kind  and  amount  of  stock,   securities  or  assets   receivable   upon  such
reorganization, reclassification, consolidation, merger or sale by a shareholder of the number of Shares of Common Stock issuable upon exercise of this Option immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7; provided, however, that Optionee shall be required to exercise all such options within 24 months from the date of such reorganization, reclassification, consolidation, merger, or sale.
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                           (c) If, at any time, the Bank increases the number of
Shares of Common Stock, including those events causing adjustment as set forth herein, this Option shall be modified so as to grant additional Options on the number of shares necessary to bring the total number of shares under the Options equal to five percent (5%) of the outstanding Shares of Common Stock of the Bank. Such additional Options shall be on the same terms as provided in this Agreement, with adjustments in the vesting schedule if needed to preserve the status of the additional Options as Incentive Stock Options. The purchase price to the Optionee for any subsequent purchase of Shares under this Plan shall be determined by the Board of Directors of the Bank at the time of such issue, but in no event shall the purchase price of those shares be less than Fair Market Value on the date of their issue.

                  9. NO RIGHTS AS A SHAREHOLDER. The Optionee shall have none of the rights of a Shareholder with respect to any Common Stock subject to the Option until such Shares shall be issued to him upon the exercise of the Option.

                  10. NO EMPLOYMENT RIGHTS. Nothing in this Option shall confer on the Optionee any right to continue in the active employment of the Bank or interfere in any way with the right of the Bank at any time to terminate or modify the terms or conditions of such service.

                  11. TRANSFERABILITY. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during his lifetime only by the Optionee or his guardian or legal representative. Without limiting the generality of the foregoing, the Option may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or by the levy of any attachment or similar process upon the Option, shall be void and of no force or effect. Notwithstanding the foregoing, to the extent that the Option must be pledged by the Optionee to finance the acquisition of the shares upon exercise, the Option may be pledged for such purpose.

                  12. RULE 16B-3. This Option shall be limited and construed in such respects as may be necessary in order that it will receive the full benefit of the exemption from liability provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation to the extent applicable.

                  13. GOVERNING LAW. This Option shall be construed under the substantive laws and procedural provisions of the State of Tennessee.

                  14. PLAN TERMS. The terms of the Plan, pursuant to which this Agreement is made, are incorporated herein by reference and expressly made a part of this Agreement.

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                  IN  WITNESS  WHEREOF,  the Bank  and the  Optionee  have  duly executed this Option Agreement as of the day and year first above written.



                        MOUNTAIN NATIONAL BANK

                        By:      /S/ CHARLIE R. JOHNSON

                        Title:            CHAIRMAN




                                    OPTIONEE

                                       /S/ DWIGHT B. GRIZZELL